REVISED AGREEMENT

     THIS AGREEMENT made effective this 1st day of January, 1996, by and between Spec's Music, Inc. ("Spec's"), a Florida corporation, and Barry Gibbons d/b/a Festina ("Gibbons").

     WHEREAS, Spec's is engaged in the retail sale of music related products;

     WHEREAS, Gibbons has a special expertise in strategic planning, marketing and new business development which would be helpful to Spec's; and

     WHEREAS, Spec's desires to retain the services of Gibbons as an independent contractor.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other valuable consideration, acknowledged by each to be satisfactory, the parties agree as follows:

     1. TERM. Subject to the right of termination provided for in Section 5, this Agreement shall be for three (3) years and shall terminate on December 31, 1998 ("Term").

     2. FEE. During the Term, Spec's shall pay Gibbons the amount of Ten Thousand Dollars ($10,000.00) per month. In addition, Gibbons shall be entitled to certain stock options as described in Section 6.

     3. SERVICES PROVIDED. Gibbons shall hold the title Chairman of the Board. Gibbons shall devote forty percent (40%) of his business time to the performance of services for Spec's. Gibbons shall provide advice on strategic planning, marketing and new

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business development and shall perform such specific services as agreed upon with the Board of Directors from time to time. Gibbons shall not be deemed an employee of Spec's and Spec's shall not control nor have the right to control the manner in which Gibbons performs his services under this Agreement. Gibbons agrees not to provide services to any person who is in competition with any line of business that Spec's may be engaged in or become engaged in during the Term, without the written permission of Spec's.

     4. EXPENSE ALLOWANCE. Spec's shall reimburse Gibbons for travel and entertainment expenses incurred by Gibbons on Spec's behalf, if such expenses are incurred and documented in accordance with Spec's existing reimbursement policy.

     5. TERMINATION. Either party may terminate this Agreement upon thirty (30) days' written notice.

     6. OPTIONS.

        (a) GRANT OF OPTIONS. Spec's hereby grants to Gibbons options (the "Options") to purchase, in accordance with and subject to the terms and conditions of this Section, which shall be deemed to be an employee benefit plan for security law purposes, the sum of 261,766 shares of its common stock, par value $.01 per share (the "Shares") at the per Share exercise price of $1.125. All Options shall expire two (2) years after the expiration or termination of this Agreement.

        (b) VESTING AND EXERCISE OF OPTIONS. The Options shall not vest nor be exercisable prior to the expiration of thirty (30) days from the effective date of this Agreement (the "First Exercise

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Date"). After the First Exercise Date and until the Expiration Date, the Options shall vest and first become exercisable at the rate of Seven Thousand Two
Hundred and Seventy One (7,271) of the Shares underlying the Options per month; Options to purchase the remaining ten (10) Shares shall vest and be exercisable three (3) years after the date of this Agreement. Gibbons agrees not to exercise an amount of Options in any one (1) calendar year that has a fair market value (defined as the fair market value of the Shares less the exercise price) in excess of Seven Hundred and Fifty Thousand Dollars ($750,000.00).

     Notwithstanding the foregoing provisions, each outstanding Option shall become fully vested and exercisable immediately:

            (i) if there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan), that has the result that stockholders of Spec's immediately before such transaction cease to own at least fifty one percent (51%) of the voting stock of Spec's or any entity that results from the participation of Spec's in a reorganization, recapitalization, consolidation, merger, share exchange, liquidation or any other form of corporate transaction;

            (ii) if the stockholders of Spec's shall approve a plan of merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution in which Spec's does not survive, unless (a) the approved merger, consolidation, share exchange, reorganization, recapitalization, liquidation or dissolution is subsequently abandoned, or (b) the entity surviving

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or resulting from such transaction is controlled by substantially the same persons as was Spec's, assumes all obligations of Spec's under these Options, and has a financial condition and operations substantially equivalent or superior to those of Spec's immediately prior to the transaction; or

            (iii) if the stockholders of Spec's shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of Spec's (unless such plan is subsequently abandoned).

        (c) CHANGES IN CAPITAL STRUCTURE. In order to maintain the same proportion between the Options and the Shares, the options shall be adjusted by the Board of Directors as to the number of shares subject to such Options in the event of changes in the outstanding common stock of Spec's by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the effective date of this Agreement.

        (d) NOTICE AND FORM OF PAYMENT. The Options may be exercised for the number of Shares specified in a written notice delivered to Spec's at least ten
(10) days prior to the date on which purchase is requested, accompanied by full payment in cash, in Shares, or in a combination thereof, at the discretion of the Board of Directors. As a condition to the issuance of the Shares, the Board may require such agreements or undertakings as it deems

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necessary or advisable to assure compliance with applicable laws (including applicable securities laws).

        (e) TRANSFERABILITY OPTIONS. The Options may not be sold, pledged, assigned or transferred and may only be exercised by Gibbons or his estate, in the event of his death.

        (f) TERMINATION OF OPTIONS. In the event that this Agreement is terminated, any Options that have not yet vested will terminate on such date.

        (g) REGISTRATION OF SHARES. Spec's shall use its best efforts to promptly, after the date of this Agreement, register the proposed grant of the Options to Gibbons by filing a registration statement on Form S-8 with the Securities and Exchange Commission. Once such registration statement is filed, Spec's shall promptly grant the Options to Gibbons. Spec's shall use its best efforts to cause such registration statement to remain effective until the earlier of the following dates: the date Gibbons has exercised all of the Options, or two (2) years after the expiration or termination date of this Agreement.

     7. NONCOMPETITION AGREEMENT. In the event that this Agreement is terminated by Gibbons, then for a period of two (2) years following such termination, Gibbons shall not, without the written permission of Spec's, directly or indirectly, act as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, lender, coventurer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged in the retail sale of recorded music

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products or any other line of business in which Spec's may become engaged during the Term, in any geographic area in which Spec's currently conducts business or will conduct business during the Term.

     If Gibbons commits a breach or threatens to commit a breach of any of the provisions of this Section, Spec's shall have the right and remedy, in addition to any others that may be available, at law or in equity, to have the provisions of this Section specifically enforced by any court having equity jurisdiction together with an accounting therefor, it being acknowledged that any such breach or threatened breach will cause irreparable injury to Spec's and that money damages will not provide an adequate remedy to Spec's.

     If any covenant contained in this Section is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full effect, without regard to the invalid portions, and any court having jurisdiction shall have the power to reduce the duration and/of area of such covenant and, in its reduced form, said covenant shall then be enforceable.

     8. NOTICES. Any notice required or permitted under this Agreement shall be sufficient if in writing and personally delivered or mailed to the party executing this Agreement at the address indicated below such party's signature. Any such notice shall be effective upon receipt, if personally delivered, or the third (3rd) business day after mailing, if mailed.

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     9. MISCELLANEOUS.

        (a) This Agreement may not be assigned by either party.

        (b) This document shall be interpreted under Florida law.

        (c) This Agreement contains the entire agreement and all the contractual obligations of the parties to each other. Any and all prior agreements, understandings, verbal or written, are merged within this Agreement. Any modification to this Agreement must be by mutual written consent.

     IN WITNESS WHEREOF, each party has executed this Agreement on the date indicated below the signature.

     WITNESSES:
     /s/ ALEIDA RUANO                       /s/ BARRY GIBBONS
     --------------------------             ------------------------------------
                                            Barry Gibbons

                                            Address: 6665 SW 69 Lane
                                                    ----------------------------
                                            Miami, Fla 33143
                                            ------------------------------------
     /s/ BETH FATH
     --------------------------             Date: 2-29-96
                                                 -------------------------------

                                            Spec's Music, Inc.
     /s/ ALEIDA RUANO
     --------------------------             By: /s/ ANN LIEFF
                                               ---------------------------------
                                               Ann Lieff
     /s/ BETH FATH
     --------------------------             Title: President

                                            Address: 1666 N.W. 82nd Avenue
                                                     Miami, Florida 33126

                                            Date: 2-29-96
                                                 -------------------------------

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